UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Golfsmith International Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Golfsmith International Holdings, Inc.

11000 N. IH-35
Austin, Texas 78753

Dear Stockholder:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Golfsmith International Holdings, Inc. (the “Company”) to be held at our corporate headquarters at 11000 N. IH-35, Austin, Texas 78753 on Tuesday, May 4, 2010, at 10:00 a.m. (CDT).

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

It is important that your shares be represented at the meeting. Please review the instructions on the proxy or voting instruction card. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope or follow the alternate voting procedures described on the proxy.

Sincerely,

/s/ Martin E. Hanaka
Martin E. Hanaka
Chief Executive Officer, President and Chairman of the Board

Golfsmith International Holdings, Inc.

11000 N. IH-35
Austin, Texas 78753

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 4, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Golfsmith International Holdings, Inc., a Delaware corporation, will be held at its corporate headquarters at 11000 N. IH-35, Austin, Texas, 78753 on Tuesday, May 4, 2010, at 10:00 a.m. (CDT), for the following purposes:

1.         The election of ten directors to serve one-year terms expiring at the later of the annual meeting of stockholders in 2011 or until a successor is elected and qualified;

2.         The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 1, 2011;

3.         The approval of a proposal to amend the Golfsmith International Holdings, Inc. Second Amended and Restated Certificate of Incorporation to decrease the number of the Company’s authorized shares of common stock from 100 million to 25 million; and

4.         The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proxy statement, which follows this notice, fully describes these items.  We have not received notice of other matters that may be properly presented at the annual meeting.

Stockholders of record at the close of business on March 26, 2010, will be entitled to vote at the meeting and any adjournment or postponement thereof. If you wish to vote your shares at the meeting, the inspector of elections will be available to record your vote at the meeting site beginning at 9:30 a.m. (CDT) on the date of the meeting. Voting is expected to close at the commencement of the meeting.

You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

By Order of the Board of Directors

/s/ Ron H. Dekelbaum
Ron H. Dekelbaum
Secretary
April 12, 2010

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INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors (the “Board of Directors”) of Golfsmith International Holdings, Inc. (the “Company,” “we,” “us” and “our”) is soliciting your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters at 11000 N. IH-35, Austin, Texas 78753, on Tuesday, May 4, 2010, at 10:00 a.m. (CDT) and any adjournment or postponement of the Annual Meeting.  We are initially mailing this Proxy Statement and the accompanying proxy card to stockholders of the Company on or about April 12, 2010.

Record Date, Outstanding Shares and Quorum

Only holders of record of the Company’s common stock at the close of business on March 26, 2010 (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, we had 15,777,185 shares of common stock outstanding and entitled to vote.  If a majority of the shares outstanding on the Record Date are present at the Annual Meeting, either in person or by proxy, we will have a quorum at the Annual Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. Abstentions are included in the determination of shares present for quorum purposes.  Because abstentions represent shares entitled to vote, the effect of an abstention is the same as a vote against a proposal, except that abstentions have no effect on the election of directors.  If a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter.  Please note that banks and brokers will vote their clients’ shares only if the proposal is a matter on which they have discretion to vote (such as the ratification of our independent registered public accounting firm), or if their client provides instructions on how to vote by following the instructions provided by such broker.

Voting Rights and Voting of Proxies

Holders of the Company’s common stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present at the Annual Meeting (either in person or by proxy), which means that the ten nominees with the most votes will be elected.  Ratification of Proposal No. 2 requires approval by the holders of a majority of the shares of common stock present at the Annual Meeting (either in person or by proxy).  Ratification of Proposal No. 3 requires approval by the holders of 75 percent of the shares of common stock outstanding and entitled to vote thereon. For Proposals No. 1 and No. 2, abstentions and broker non-votes will not have an effect on determining the number of shares voted.  However, for Proposal No. 3, abstentions and broker non-votes will have the same effect as a vote against such proposal.

Solicitation and Voting of Proxies

The proxy included with this Proxy Statement is solicited by the Board of Directors of the Company for use at the Annual Meeting.  You can submit your proxy card by mailing it in the envelope provided.  If your proxy card is properly completed and received, and is not revoked before the Annual Meeting, your shares will be voted at the Annual Meeting according to the instructions indicated on your proxy card.  If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 and in favor of Proposals No. 2 and No. 3.  To our knowledge, no other matters will be presented at the Annual Meeting.  However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.  Most beneficial owners whose stock is held in street name receive voting instructions forms from their banks, brokers or other agents, rather than the Company’s proxy/voting instruction card.  Beneficial owners may also be able to vote by telephone or the Internet.  They should follow the instructions on the form they receive from their bank, broker, or other agent.  The method of voting used will not limit a stockholder’s right to attend the Annual Meeting.

Who can attend the meeting?

Subject to space availability, all common stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting.  Since seating is limited, admission to the meeting will be on a first-come, first-served basis.  Registration and voting will begin at 9:30 a.m. CDT.  If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.  Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Proxy Statement Mailing Information

The Securities and Exchange Commission (the “SEC”) permits the Company to deliver a single proxy statement and annual report to one address shared by two or more of the Company’s stockholders.  This delivery method is referred to as “householding” and can result in cost savings for the Company.  To take advantage of this opportunity, the Company delivers only one proxy statement and annual report to multiple stockholders who share an address.  If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please call the Company at (512) 837-8810 or send your request in writing to the Company at the following address:  Golfsmith International Holdings, Inc., Attn:  Investor Relations, 11000 N. IH-35, Austin, Texas 78753.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 4, 2010.

Under SEC rules, you are receiving this notice that the proxy materials for the Company’s Annual Meeting also are available on the Internet.  The proxy statement and annual report to shareholders are available at:  http://investors.golfsmith.com/financials.cfm

Expenses of Solicitation

The Company will pay the costs of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and the Company’s 2009 Annual Report to Stockholders.  We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners.  The solicitation of proxies will be conducted primarily by mail, but may also include the Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation.

Revocation of Proxies

If you submit the enclosed proxy card, you may revoke it at any time before voting takes place at the Annual Meeting.  There are three ways you can revoke your proxy:  (1) deliver to the Secretary of the Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of the Company a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Annual Meeting and vote in person.  For this purpose, communications should be addressed to Ron H. Dekelbaum, Secretary, 11000 N.  IH-35, Austin, Texas, 78753, and must be received before the time that the proxy you wish to revoke is voted.  Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously given proxy, you must contact that entity.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of ten members, five of whom are affiliated with First Atlantic Capital, Ltd. (First Atlantic Capital is the management company of Atlantic Equity Partners III L.P. (“Atlantic Equity Partners”), an investment fund that controls a majority ownership interest in us.)  Our amended and restated certificate of incorporation provides that members of our Board of Directors will be elected to one-year terms. The terms of each of our ten current directors will expire at the Annual Meeting.  All Ten of our current directors have been nominated for reelection, each to serve until the next Annual Meeting or until a successor is elected and qualified.  In the case of a vacancy occurring on the Board of Directors during the year, the remaining members of the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

A stockholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the proxy card.  Your shares will be voted as you specify on the enclosed proxy card or as you instruct via the alternative voting procedure described on the proxy card.  If you sign, date and return the proxy card without specifying how you want your shares voted, they will be voted for the election of the director nominees.  If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

Required Vote

Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote.  The effects of abstentions and “broker non-votes” are discussed under “Information About the Meeting, Voting and Proxies.”

NOMINEES

The following table sets forth information as to each nominee for election, including his or her age (as of the Record Date), background and principal occupations:

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
Martin E. Hanaka 60	Martin E. Hanaka became the Chairman of the Board in April 2007 and the Chief Executive Officer of the Company in June 2008, and he is a member of the Nominating Committee. Mr. Hanaka was the Chairman of the Board of Sports Authority from November 1999 until June 2004 and was its Chief Executive Officer from September 1998 until August 2003. He was	2007

	previously President and Chief Operating Officer and a director of Staples, Inc. from August 1994 until October 1997.

Robert E. Allen 65

Robert E. Allen became a director in July 2008 and is a member of the Audit Committee and Chairman of the Compensation Committee.  Mr. Allen is the founder and managing director of Redding Consultants.  Prior to becoming a consultant, Mr. Allen was a Senior Vice President of Emery Worldwide (overnight airfreight) where he had responsibility for international operations, as well as U.S. sales and marketing. He was also Chief Marketing Officer of Genesco, Inc. (footwear, specialty retailing and apparel).  Mr. Allen currently serves on the Board of J. Roberts and Son, a UK manufacturer of luxury goods, and has previously served on the board of BIC Corporation, EDO Corporation and The Pioneer Companies.

		2008

Thomas Berglund 49	Thomas A. Berglund has been a director since 2007. Mr. Berglund has been a managing director of First Atlantic Capital since 2004. From 1994 until 2004, Mr. Berglund was with Jupiter Partners, a middle-market private equity firm, where he was a partner from 1999 to 2004. From 1991 until 1994, he served as a principal at The Invus Group, Ltd., a private equity firm. Prior to that, Mr. Berglund was a manager at The Boston Consulting Group where he worked for over four years. He is currently a director of Prestolite Electric and Sprint Industrial Holdings.	2007

Roberto Buaron 63	Roberto Buaron became a director in October 2002 and is a member of the Compensation Committee and Chairman of the Nominating Committee. Mr. Buaron has been the Chairman and Chief Executive Officer of First Atlantic Capital since he founded the firm in 1989. From 1986 to 1989, Mr. Buaron was a senior partner with Overseas Partners Inc., a New York middle market private equity firm. From 1983 to 1986, Mr. Buaron was a First Vice President of First Century, Inc. and a general partner of its venture capital affiliate, First Century Partnership.	2002

Glenda Chamberlain	Glenda Chamberlain became a director in August	2006

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2006 and is a member of the Audit and Compensation Committees. Ms. Chamberlain has been the Senior Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc. since 1988.  Prior to that, she held various positions in public accounting, retail and businesses consulting. She is a financial expert that also serves on the Board of Directors, the Compensation Committee and Audit Committee of Credit Acceptance Corporation.

James Grover 38

James Grover became a director in October 2002 and is a member of the Nominating Committee. Mr. Grover has been a managing director of First Atlantic Capital since 2007.  Mr. Grover was a principal at First Atlantic Capital from May 2004 to 2009.  Prior to that, he served as a Vice President with First Atlantic Capital from August 2000 to May 2004 and as an associate with First Atlantic Capital from July 1998 to August 2000. Prior to joining First Atlantic Capital in 1998, Mr. Grover was an associate and business analyst at New York Consulting Partners, Inc.  Mr. Grover is a director of Prestolite Electric, Inc.

2002

Thomas G. Hardy 64

Thomas G. Hardy became a director in October 2002. Mr. Hardy served as an operating partner for an affiliate of First Atlantic Capital between August 2004 and January 2009. Mr. Hardy has been the Chairman of the Board of Trustees of the American University of Paris since May 2003 and a member of the Advisory Board of Main Street Resources, a private equity fund specializing in small and medium sized management buy-outs, since May 2002. In 1985, Mr. Hardy was one of the founders of Trans Resources, Inc., a multinational manufacturer and distributor of chemicals and fertilizers, serving as its President and Chief Operating Officer from 1993 to 2000.

2002

Marvin E. Lesser 68	Marvin E. Lesser became a director in June 2006 and serves as Chairman of the Audit Committee. Mr. Lesser has been the managing partner of Sigma Partners, L.P., a private investment partnership, since 1993 and has been President of Alpina Management, LLC, an investment advisor, since 2000. He is also a director of USG Corporation, DUSA Pharmaceuticals, Inc. and St. Moritz 2000	2006

Fund, Ltd. During the past five years, he was previously a director of Pioneer Companies, Inc.

James Long 67	James Long became a director in October 2002. Mr. Long has been a Senior Advisor to First Atlantic Capital since January 1, 2005 and has been a managing director at First Atlantic Capital since 1991. Prior to joining First Atlantic Capital, Mr. Long was a managing director at Kleinwort Benson North America. From 1975 to 1989, Mr. Long was an Executive Vice President of Mergers, Acquisitions and Strategic Planning at Primerica Corporation (formerly American Can Company).	2002

Emilio S. Pedroni 42

Emilio Pedroni became a director in May 2009. Mr. Pedroni has been with  First Atlantic Capital, Ltd. since 2003, holding the principal position since March 2007.  From 1999 to 2003, Mr. Pedroni was an engagement manager in the corporate finance and strategy group at McKinsey & Company, consulting to leading companies on corporate development (organic and through acquisitions), capital structure and organizational design.  From 1996 to 1999, Mr. Pedroni was an executive director at CIBC World Markets, where he delivered investment and corporate banking solutions to the transportation, aerospace and defense industries.

2009

Beneficial ownership information for these individuals is shown under the heading “Security Ownership of Directors and Executive Officers” and is based on information furnished by the respective individuals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ELECT MR. HANAKA, MR. ALLEN, MR. BERGLUND, MR. BUARON, MS. CHAMBERLAIN, MR. GROVER, MR. HARDY, MR. LESSER, MR. LONG AND MR. PEDRONI AS DIRECTORS FOR A ONE-YEAR TERM.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee recommends to the stockholders the ratification of the selection of Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for fiscal 2010.  Ernst & Young has served as the independent registered public accounting firm for the Company since 1994.  A representative of Ernst & Young will be present at the Annual Meeting, may make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Pre-Approval Policy

The Audit Committee pre-approves and reviews audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services.  To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly-traded company from obtaining certain non-audit services from its independent registered public accounting firm.  During fiscal 2008 and 2009, the Company did not engage Ernst & Young to provide any prohibited non-audit services and obtained such services as necessary from other service providers.  For additional information concerning the Audit Committee and its activities with Ernst & Young, see “Report of the Audit Committee” and “Committees of the Board of Directors.”  The Audit Committee pre-approved all audit services provided by Ernst & Young in fiscal 2009.  In the future, the Company may engage Ernst & Young to provide certain permitted audit-related and non-audit services in accordance with applicable law.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to the Company for fiscal years ended January 2, 2010 and January 3, 2009, by Ernst & Young:

Audit Fees Table

	2009	2008
Audit fees	$388,750	$388,750
Audit-related fees	–	7,000
Tax fees(1)	–	17,367
All other fees	1,586	1,624
	$390,336	$414,741

(1)        Tax services include professional services rendered for preparation of the Company’s federal and state income tax returns and for tax consulting associated with regulatory tax agencies.

Our by-laws do not require that our stockholders ratify the appointment of our independent auditors.  In the event the stockholders fail to ratify the appointment of Ernst & Young, the Audit Committee will consider the possible selection of other auditors for the subsequent year.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company and its stockholders.

Required Vote

Ratification of Proposal No. 2 requires approval by the holders of a majority of the shares of common stock present at the Annual Meeting (either in person or by proxy).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3

AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Description of the Proposed Amendment

Our Second Amended and Restated Certificate of Incorporation currently provides for authorized capital stock consisting of 100 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, par value $0.001 per share. As of the record date, we had 15,777,185 shares of common stock, and no shares of preferred stock, outstanding. As of the record date, we had 80,184,138 shares of common stock available for future issuance after deducting the number of shares of common stock currently outstanding, the 738,546 shares available for future issuance under our 2002 Incentive Stock Plan and our 2006 Incentive Compensation Plan and the 2,985,134 shares issuable upon exercise of outstanding options to purchase our common stock and the 314,998 shares issuable pursuant to grants of deferred stock units.

On February 24, 2010, the Board of Directors approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 100 million to 25 million. This change, if approved by the Company’s stockholders, would result in total authorized shares of capital stock of 35 million (25 million shares of common stock and 10 million shares of preferred stock) as set forth in Article IV of the Second Amended and Restated Certificate of Incorporation.  The marked paragraph below shows the proposed revisions to Article IV:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is ~~one hundred and ten~~ thirty-five million (~~110~~35,000,000). ~~One hundred~~ Twenty-five million (~~100~~25,000,000) shares shall be Common Stock, par value $0.001 per share, and ten million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share.

Purposes and Effects of the Proposed Amendment

The primary purpose for this change is to decrease certain annual franchise tax fees incurred by the Company in the State of Delaware which are calculated with reference to total authorized shares.  The Company believes that 25 million shares of authorized common stock is adequate to meet the Company’s capital stock needs for the foreseeable future and will provide it with sufficient flexibility for future financing and acquisition transactions, employee benefit plans and other general corporate purposes.  The ownership percentages of the holders of the Company’s issued and outstanding common stock will not change as a result of the Amendment.  The number of authorized shares of our preferred stock will not be affected by this amendment and will be maintained at 10 million shares.

Required Vote

Approval of the proposed amendment to our Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the outstanding shares of our common stock entitled to vote thereon.

If the proposed amendment is approved by the Company’s stockholders at the Annual Meeting, the Company will cause a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware. The Company expects that such filing would be made promptly following the Annual Meeting.  The proposed amendment to our Second Amended and Restated Certificate of Incorporation will become effective on the date such amendment is filed with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE

The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee operates under a written charter, a copy of which is available in the Investor Relations section of the Company’s website at www.golfsmith.com, under “Corporate Governance.”

As of March 26, 2010, the Audit Committee was comprised of Robert E. Allen, Glenda Chamberlain and Marvin E. Lesser.  The Board of Directors has determined that each of the Audit Committee members are independent directors, as defined in Item 401(h) of Regulation S-K of the SEC and the rules of the Nasdaq Global Market (“Nasdaq”) and each qualify as “audit committee financial expert(s)” in accordance with SEC rules.  Stockholders should understand that this designation is an SEC disclosure requirement related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose on any member of the audit committee any duties, obligations or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit function.  Management has the primary responsibility for preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with applicable accounting standards, and applicable laws and regulations.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States.  Members of the Audit Committee are not auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management represented to the Audit Committee that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010, were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380).  The Audit Committee’s discussions with the independent registered public accounting firm were held both with and without management present, and included the scope of their respective audits, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from management and the Company, and approved the fees for audit services provided by Ernst & Young.  During fiscal 2009 and 2008, the Company did not engage Ernst & Young to provide any prohibited non-audit services in light of the possible effect of the performance of such services on the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended January 2, 2010, as filed with the SEC on February 25, 2010.  Pursuant to the Audit Committee Charter, the Audit Committee recommends the selection of the Company’s independent registered public accounting firm for stockholder approval.

AUDIT COMMITTEE
Marvin E. Lesser, Chairman
Robert E. Allen
Glenda Chamberlain

GOVERNANCE OF THE COMPANY

Our Board of Directors takes corporate governance very seriously and is committed to sound corporate governance practices.  Our Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company.  In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors.  Pursuant to the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”), the Board of Directors is to consist of not fewer than five or more than thirteen directors.  Our Board of Directors currently consists of ten directors.  During 2009, the Board of Directors met four times (not including committee meetings) and took action by written consent on three other occasions.  Each of our directors attended greater than seventy five percent of all meetings of the Board and meetings of the committees of the Board of which he/she was a member in 2009.  The Company does not have a policy on attendance at the annual meeting; however, nine out of our ten directors attended the Annual Meeting in 2009.

THE BOARD’S LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors as the Board of Directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board of Directors.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  While the Board of Directors is ultimately responsible for the Company’s risk analysis and risk management procedures, the Company’s Audit Committee assists the Board of Directors in overseeing such tasks. The Audit  Committee reviews guidelines and policies on enterprise risk management, including risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. At each meeting of the Audit Committee, the officers of the Company provide information to the Audit Committee addressing issues related to risk analysis and risk management.  The Audit Committee reviews and discusses with management audit procedures and related results as it pertains to management’s design and effectiveness of internal controls over financial reporting.  In addition to the risk oversight which is exercised by the Audit Committee of the Board of Directors, the Compensation Committee regularly exercises oversight related to risks associated with responsibilities of its Committee. For example, the Compensation Committee has reviewed what risks, if any, could arise from the Company’s compensation policies and practices.

In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the

Company’s corporate strategy and day-to-day business operations. The Board of Directors also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.  The Board of Directors believes that the risk management processes in place for the Company are appropriate.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Ethics for Senior Executives and Financial Officers, which applies to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President--Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC.  Additionally, the Company has adopted a Code of Business Conduct and Ethics which applies to all directors, officers and employees.  Copies of each of these codes are available in the Investor Relations section of the Company’s website at www.golfsmith.com, under “Corporate Governance.” The information on the Company’s website is not incorporated by reference in this Proxy Statement.  The Company will disclose on a Form 8-K amendments to provisions of the Code of Ethics and the Code of Business Conduct and Ethics by posting such amendments on its website.  In addition, any such amendments, as well as any waivers of the Code of Ethics for directors or executive officers, will be disclosed in a report on a Form 8-K.

 INDEPENDENCE OF DIRECTORS

The Company is a “controlled company” under the Nasdaq corporate governance rules.  A “controlled company” is a company of which more than 50% of the voting power is held by an individual, group or another company.  Based on a voting rights and stockholders’ agreement among Atlantic Equity Partners, Carl Paul and Franklin Paul, Atlantic Equity Partners holds more than 50% of our voting power.  Among other things, the controlled company exemption eliminates the requirements that (1) a majority of the Board of Directors consist of independent directors, and (2) the Company establish a nominating committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purpose and responsibilities of the compensation committee.  The “controlled company” exemption does not modify the independence requirements for our Audit Committee.  In addition, if the Company ceases to qualify as a “controlled company” in the future, the Board of Directors will be required to be composed of a majority of independent directors and the Compensation and Nominating Committees will be required to be composed entirely of independent directors within one year of the date that the Company ceases to be a “controlled company”.

Notwithstanding the controlled company exemption, the Board of Directors has determined that three of its ten members are independent directors in accordance with the requirements of Nasdaq.  These requirements include a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.  In addition, as further required by the rules of Nasdaq, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board of Directors reviewed and discussed information provided by the Board of Directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.  The Board of Directors has reviewed the independence of the current non-management directors under these standards and found Mr. Allen, Ms. Chamberlain and Mr. Lesser to be independent.

Mr. Hanaka, the Company’s Chief Executive Officer, serves on the Company’s Board of Directors.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established a process to receive communications from stockholders.  Stockholders who wish to communicate with the Board of Directors, or individual directors, may send correspondence to them care of Ron H. Dekelbaum, Secretary of the Company, 11000 North IH-35, Austin, Texas, 78753.

The Board of Directors has instructed the Secretary to review all communications so received and to determine whether the contents represent a message to the directors.  Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee.  However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has designated an Audit Committee, a Compensation Committee and a Nominating Committee.  The members of each committee are appointed by the Board of Directors and serve one-year terms.

Audit Committee

The Audit Committee currently consists of Mr. Allen, Ms. Chamberlain and Mr. Lesser (Chairman).  Each member of the Audit Committee is an independent director, as defined in Item 401(h) of Regulation S-K of the SEC and Nasdaq rules.

All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise.  The Company believes that Mr. Allen, Ms. Chamberlain and Mr. Lesser each meet the requirements for a financial expert under the Sarbanes-Oxley Act of 2002 and as defined by Item 401(h) of Regulation S-K of the SEC.  The Company’s Board of Directors has adopted a charter setting forth the responsibilities of the Audit Committee, which include:

•                                        retaining and terminating the Company’s independent auditor;

•                                        discussing the scope and results of the audit with the independent auditor, and reviewing with management and the independent auditor the Company’s interim and year-end operating results;

•                                        reviewing the adequacy of the Company’s internal controls and audit procedures; and

•                                        approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the independent auditor.

During 2009, the Audit Committee met five times. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee” and the Audit Committee charter, a copy of which is attached to this proxy as Appendix A and is also available in the Investor Relations section of the Company’s website at www.golfsmith.com, under “Corporate Governance.”

Compensation Committee

The Compensation Committee currently consists of Mr. Allen (Chairman), Mr. Buaron and Ms. Chamberlain.  The Company’s Board of Directors has adopted a charter setting forth the responsibilities of the Compensation Committee, which include:

•                                        determining the compensation of the Chief Executive Officer based on the achievement of corporate objectives;

•                                        reviewing and recommending approval of compensation of the Company’s executive officers;

•                                        administering the Company’s equity incentive plans; and

•                                        reviewing and making recommendations to the Company’s Board of Directors with respect to incentive compensation and equity plans.

During 2009, the Compensation Committee met three times and took action by written consent one time.  The Compensation Committee is governed by a written charter, a copy of which is available in the Investor Relations section of the Company’s website at investors.golfsmith.com, under “Corporate Governance.”

Report of the Compensation Committee

Disclosure under this section is not required for a smaller reporting company.

Compensation Committee Interlocks and Insider Participation

Disclosure under this section is not required for a smaller reporting company.

Nominating Committee

The Nominating Committee currently consists of Mr. Buaron (Chairman), Mr. Grover and Mr. Hanaka.  The Company’s Board of Directors has adopted a charter setting forth the responsibilities of the Nominating Committee, which include:

•	developing and recommending criteria for selecting new directors and evaluating and recommending nominees to the Board of Directors;

•                                        supervising the selection and composition of committees for the Board of Directors;

•                                        evaluating the performance of the Board of Directors and of individual directors; and

•                                       identifying and recommending to the Board of Directors individuals qualified to become executive officers of the Company.

The Nominating Committee met one time in 2009 and is governed by a written charter, a copy of which is available in the Investor Relations section of the Company’s website at investors.golfsmith.com, under “Corporate Governance.”

DIRECTOR NOMINATION PROCESS

Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws and consistent with the terms of the management rights agreement by and between the Company and Atlantic Equity Partners (the “Management Rights Agreement”), for so long as the Management Rights Agreement is in place.  As a matter of course, the Nominating Committee reviews the qualifications of various persons to determine whether they represent good candidates for consideration for membership on the Board of Directors.  The Nominating Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders.  The Nominating Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates.  This process includes a review of the candidate’s character, judgment, experience, independence, understanding of our business or related industries and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and the Company, including those discussed in the following paragraph.  The Nominating Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to invite a candidate to be a nominee for election to the Board of Directors.  The Company does not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.  The Management Rights Agreement allows Atlantic Equity Partners to designate, after the Company ceases to be a controlled company under the rules of Nasdaq, a certain number of directors for nomination to the Board of Directors until Atlantic Equity Partners’ ownership falls below 10%. For additional information on our relationship with Atlantic Equity Partners, see “Certain Transactions” below.

While the Company does not have a formal diversity policy for Board of Director membership, the Board of Directors seek directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board of Director’s deliberations and decisions. The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board of Director membership. Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating Committee and the Board of Directors focus on the information as summarized in each of the

Directors’ individual biographies set forth on pages 4 through 7. In particular, the Board of Directors considered Mr. Hanaka’s senior executive experience of over 20 years in the retail industry combined with the extensive knowledge he has gained in his successful business career spanning over 35 years. His knowledge, expertise and management leadership regarding the issues affecting the Company and its business have been invaluable to the Board of Directors in overseeing the business and affairs of the Company. Similarly the Board of Directors has considered the extensive backgrounds of each of its non-management directors, including Mr. Allen’s experience as a senior marketing executive together with his 28 years of successful consulting experience and his experience serving as a director of other companies; Mr. Berglund’s leadership and business experience and his service as a director of other companies; Mr. Buaron’s experience as the chief executive and director of our majority stockholder, Atlantic Equity Partners, as well as his extensive business expertise; Ms. Chamberlain’s experience and leadership as the Chief Financial Officer of a public company in the retail sector together with her financial expertise;  Mr. Grover’s management and business experience as well as his service as a director of other companies; Mr. Hardy’s operational experience and his service as the chairman of the board of trustees of a university; Mr. Lesser’s management experience and his experience as a director of other companies; Mr. Long’s more than 40 years of business experience, including his experience in private equity; and Mr. Pedroni’s consulting and organizational experience as well as his financial expertise.

Stockholder recommendations for director candidates may be submitted to the Secretary of the Company at 11000 N.  IH-35, Austin, Texas, 78753, and such recommendations will be forwarded to the Nominating Committee.  Such nominations must be made in accordance with the provisions of the Company’s Amended and Restated Bylaws, including the requirement that they are received by the Secretary of the Company not less than 90 days prior to any meeting of stockholders called for the election of directors.

EXECUTIVE OFFICERS

Certain information concerning the Company’s executive officers is set forth below:

Martin E. Hanaka, age 60.  See “Proposals Submitted for Stockholder Vote -- Proposal 1 -- Election of Directors” for biographical information about Mr. Hanaka.

Sue E. Gove, age 51, joined us in September 2008 as our Executive Vice President and Chief Operating Officer.  Upon Ms. Virginia Bunte’s departure from the Company in March 2009, Ms. Gove assumed additional responsibilities as interim Chief Financial Officer and was named our Executive Vice President, Chief Operating Officer and Chief Financial Officer on March 5, 2009.  Prior to joining us, Ms. Gove was an independent consultant since April 2006, serving clients in specialty retail and private equity.  She has been a member of the Board of Directors of AutoZone, Inc. since 2005.  She was Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to 2006 and a member of the board of directors of Zale Corporation from 2004 to 2006.  She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003.

Matthew Corey, age 43, joined us in November 2004 as our Vice President -- Marketing, and was promoted to Senior Vice President -- Marketing and Business Development in February 2009.  Prior to joining us, Mr. Corey served as Vice President -- Marketing and eCommerce for The Bombay Company from April 2002 until November 2004 and prior to that as senior manager of marketing and operations, business development strategy and partnerships for The Home Depot, Inc. from October 1999 until February 2002.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K.  Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies.  The following Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

This Compensation Overview discusses the material elements of the compensation awarded to, earned by or paid to our executive officers, and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including officers who are considered to be “named executive officers” (“NEOs”) during our last fiscal year.  Under smaller reporting company rules, NEOs consist of any individual who served as our Chief Executive Officer during 2009, our two most highly compensated executive officers other than the Chief Executive Officer during 2009 and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of our last fiscal year.  For fiscal 2009, our NEOs are: Martin Hanaka, current Chairman of the Board of Directors and Chief Executive Officer; Sue Gove, our Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Matthew Corey, our Senior Vice President -- Marketing and Business Development.

Objectives of Compensation Programs

The primary objective of our executive compensation program is to attract talented executives to our management team and to align management activities with the creation of long-term value for our stockholders.  To achieve this goal, we utilize data from third-party compensation specialists to enhance our compensation plans in order to encourage and reward all employees for financial, personal and operating performance and leadership excellence.  Elements of compensation for our NEOs and other key executives consist of: (a) annual base salary; (b) annual cash bonus based on achievement of clear corporate goals and personal performance; (c) stock-based compensation to align executive goals with stockholder value based on impact to the Company and personal performance; (d) perquisites and other personal benefits; and (e) severance benefits.  We have employment agreements with our Chief Executive and Chief Operating Officers, detailing some of these compensation elements.

General Discussion of Executive Compensation

In deciding on the type and amount of compensation for each NEO, we focus on the market value of the role and current pay of the individual.  We combine the compensation elements for each NEO in a manner we believe optimizes each NEO’s contribution to the Company.

To assist us in determining the appropriate level of compensation for each NEO, from time to time we conduct a pay and grading study to evaluate the Company’s compensation levels.  The Company’s most recent pay and grading study (the “Pay and Grading Study”) was completed in 2008.  As part of the Pay and Grading Study we (a) evaluated the Company’s compensation philosophy as it relates to base and variable pay; (b) obtained updated industry data related to executive compensation in similar retail organizations and similarly-sized organizations by revenue, including the market for comparable positions with similar organizations in Austin, Texas; and (c) identified career groups, job families and roles for each position in the organization with associated pay bands for individuals at similar levels in the Company.  In gathering the information for the Pay and Grading Study, we utilized reports from Mercer Corp., Watson Wyatt and Economic Research Institute (jointly, the “Compensation Surveys”) on executive and employee compensation.  The data was compiled to show base and total cash compensation for each position, and median bonus targets as a percentage of base salary.  The Compensation Surveys used did not specify peer group companies, but included a broad range of companies.

In determining total compensation for our NEOs, the Compensation Committee seeks to maintain total compensation for employees between the 50th and 75th percentile for each position as identified by the Pay and Grading Study.  On an annual basis, we benchmark our compensation structure against the Compensation Surveys to ensure we are competitive and to establish annual salary increases and equity grants, if any.  However, variations from this procedure may occur as dictated by the experience level of a specific individual or market factors, or upon the hiring of new executive officers, as described below under “Narrative Disclosure to Summary Compensation Table.”

Elements of Compensation

Our compensation program consists of five basic elements:

•                                        base salary;

•                                        annual cash bonus;

•                                        stock-based compensation;

•                                        perquisites and other personal benefits; and

•                                        severance benefits.

These elements of compensation are largely allocated in accordance with the philosophy discussed above under “General Discussion of Executive Compensation.”  There is no pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation.  Rather, we review individual performance and intend to use information provided by Industry Surveys, including the Compensation Surveys, to determine the appropriate level and mix of incentive compensation.  However, the Compensation Committee recognizes that the engagement of strong talent in critical functions may, at times, entail recruiting new executives and involve negotiations with individual candidates.  As a result, the Compensation Committee may determine in a particular situation that it is in our best interest to negotiate compensation packages that deviate from the established norms and stated compensation design, as was determined with respect to the hiring of our current President and Chief Executive Officer and our current Executive Vice President, Chief Operating Officer and Chief Financial Officer.

These elements of compensation, as applied in 2009, are described in more detail below under “Narrative Disclosure to Summary Compensation Table.”

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes the total compensation paid to or earned by our NEOs in fiscal 2009.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation $ (6)	Total

Martin E. Hanaka	2009	$600,000	$150,000	$ -	$ -	$93,239	$-	$152,225	$995,464

Chairman of the Board of Directors and Chief Executive Officer	2008	313,846	-	377,000	1,544,200	-	-	145,383	2,380,429

Sue E. Gove	2009	444,296	50,000	-	73,030	52,448	-	53,472	673,246

Executive Vice President, Chief Operating Officer and Chief Financial Officer	2008	92,308	-	-	289,840	-	-	24,414	406,562

Matthew Corey	2009	212,692	-	-	28,173	15,767	-	1,667	258,299

Senior Vice President - Marketing and Business Development	2008	195,000	-	-	29,096	10,969	-	6,179	241,244

(1)  Mr. Hanaka and Ms. Gove were hired in June 2008 and September 2008 respectively.

(2)  The amount shown in this column for Mr. Hanaka represents a one-time bonus of $150,000 to cover any and all costs of relocation.  The amount shown in this column for Ms. Gove represents a one-time bonus of $50,000 payable pursuant to the terms of her employment agreement dated September 29, 2008.

(3)  Mr. Hanaka was granted 145,248 DSUs in connection with his appointment as interim chief executive officer in March 2008.

(4)  The amounts shown in this column represent the fair value of stock options granted in 2009 as computed in accordance with the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by the NEOs.  See Note 8 to the audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended January 2, 2010 for a discussion of the relevant assumptions.  Additional information regarding grants awarded in 2009 is presented in the “Grants of Plan Based Awards” table below. Mr. Hanaka was granted 1,000,000 stock options in connection with his appointment as chief executive officer in June 2008.

(5)  The amounts shown in this column represent amounts earned and paid in 2009 and 2008 based on the performance of the Company under the 2009 and 2008 Bonus Plans.

(6)  Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company of such perquisites and other personal benefits.  A breakdown of the amounts shown in this column for 2009 for each of the NEOs is set forth in the following table:

	Mr. Hanaka	Mrs. Gove	Mr. Corey
401(k) matching contribution	$3,231	$3,231	$1,667
Other (a)	148,994	50,241	-
Total	$152,225	$53,472	$1,667

(a) The amounts for Mr. Hanaka and Mrs. Gove represent reimbursement of temporary residence and travel expenses to Austin, Texas pursuant to the respective employment agreements.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Material Terms of Employment Agreements

The Company has employment agreements with our Chairman, President and Chief Executive Officer, Mr. Hanaka, and our Executive Vice President, Chief Operating Officer and Chief Financial Officer, Ms. Gove, and has a Confidentiality, Intellectual Property and Non-Compete Agreement with our Senior Vice President — Marketing and Business Development, Mr. Corey.

Mr. Hanaka

On June 13, 2008, the Company appointed its Chairman of the Board of Directors and interim Chief Executive Officer, Martin E. Hanaka, to the position of President and Chief Executive Officer.  Mr. Hanaka had been the Company’s interim Chief Executive Officer since January 9, 2008 and had been with the Company since April 2007, serving as a director and Chairman of the Board.

The Company entered into an employment agreement with Mr. Hanaka on June 13, 2008 which was subsequently amended and restated on December 28, 2009.  The term of Mr. Hanaka’s employment agreement, as amended, is five years (through June 30, 2013), with automatic successive one-year extensions unless terminated by either party.  As provided in the employment agreement, as amended, Mr. Hanaka receives (i) a base salary of $600,000 for fiscal year 2009 and for future years will receive a minimum base salary of $700,000; (ii) the potential to earn an annual bonus of at least 75 percent of his then-current base salary if the Company attains its financial targets; (iii) the grant of a stock option to purchase 1,000,000 shares of common stock of the Company at an exercise price of $2.33 per share (which was the closing price of the common stock on the date of the original employment agreement) vesting in five equal annual installments, (iv) a one-time bonus of $150,000 to cover any and all costs of relocation and, through February 28, 2010, the Company agreed to pay or reimburse Mr. Hanaka for his reasonable residential rental and living expenses in the Austin, Texas metropolitan area and his reasonable airfare incurred for commuting up to once per week between Austin, Texas and his former primary residence in Fort Lauderdale, Florida and (v) other benefits, such as participation in the 401(k) retirement savings plan, health and disability insurance, as well as four weeks paid vacation, reimbursement of business expenses and indemnification and liability insurance on the same basis as other officers of the Company.

The employment agreement further provides that, if, prior to a “change of control,” the Company’s Board of Directors terminates Mr. Hanaka’s employment without “cause” or cancels an automatic extension of his employment term, or Mr. Hanaka resigns for “good reason”, as those terms are defined in the employment agreement, Mr. Hanaka will be entitled to receive (i) a prorated bonus for the fiscal year in which his employment terminates, and (ii) severance payments totaling 200 percent of an amount equal to his then-current base salary, payable in equal installments in accordance with customary payroll procedures during a two-year period, commencing within 60 days following the date his employment is terminated.  The employment agreement further provides that, if, on or after a change of control, the Company’s Board of Directors terminates Mr. Hanaka’s employment without cause or cancels an automatic extension of his employment term, or Mr. Hanaka resigns under any circumstances, Mr. Hanaka will be entitled to receive (i) a prorated bonus for the fiscal year in which his employment terminates, and (ii) severance payments totaling 200 percent of an amount equal to the sum of his then-current base salary plus his then-current maximum annual bonus payable in equal installments in accordance with customary payroll procedures during a two-year period, commencing within 60 days following the date his employment is terminated.  In each such case, Mr. Hanaka is entitled to Company-paid health care continuation coverage premiums for himself and his dependents for two years following such termination of employment.  In the case of a change of control event, the stock option shall become fully exercisable.  In the event of death or disability, Mr. Hanaka (or his beneficiary) will be entitled to receive a prorated annual bonus for the fiscal year in which his employment is terminated and Company-paid health care continuation coverage premiums for Mr. Hanaka and his dependents for one year following such termination of employment.  To receive these severance and post-termination benefits, Mr. Hanaka or his legal representative is required to execute a general release of claims against the Company and its affiliates.  In addition, in the event of Mr. Hanaka’s death prior to all of his stock options becoming fully exercisable, in addition to any stock options that are otherwise exercisable, options to purchase 200,000 of the common stock will become exercisable.

Mr. Hanaka’s employment agreement also contains restrictive covenants which generally prohibit Mr. Hanaka from (a) disclosing the Company’s trade secrets and confidential information, or (b) during his employment term and for the two-year period following termination of employment (1) soliciting on behalf of a competing business the Company’s customers, (2) soliciting the Company’s employees or (3) engaging in any competing business.

Ms. Gove

Ms. Gove’s employment agreement was entered into on September 29, 2008, and was subsequently amended and restated on December 28, 2009.  Ms. Gove’s employment agreement extends for three years (through September 29, 2011), with automatic successive one-year extensions unless terminated by either party.  As provided in the employment agreement, Ms. Gove will receive (i) a minimum base salary of $400,000 per year; (ii) the potential to earn an annual bonus of up to 75 percent of her then-current base salary based on the Company’s attainment of such financial targets as are established by the Board of Directors of the Company; (iii) the grant of a stock option to purchase 200,000 shares of common stock of the Company at an exercise price of $2.50 (which was the closing price of the common stock on the date of the employment agreement) vesting in five equal annual installments; (iv) payment of or reimbursement for reasonable residential rental and living expenses incurred for Ms. Gove’s temporary residence in the Austin, Texas metropolitan area and reasonable airfare incurred for business purposes and commuting up to once per week between Austin, Texas and her primary residence in Dallas, Texas for up to one year until her relocation to the Austin area; and (v) other benefits, such as participation in the 401(k) retirement savings plan, health and disability insurance, as well as four weeks paid vacation, reimbursement of business expenses and indemnification and liability insurance on the same basis as other officers of the Company.  In 2009, Ms. Gove base salary was increased to $513,000 per year, she received a $50,000 retention bonus pursuant to her employment agreement; and received a grant of a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $1.13, the Company’s closing stock price on May 15, 2009 (the date the options were granted).

The employment agreement further provides that, if, prior to a “change of control,” the Company’s Board of Directors terminates Ms. Gove’s employment without “cause” or cancels an automatic extension of her employment term, or Ms. Gove resigns for “good reason,” as those terms are defined in the employment agreement, Ms. Gove will be entitled to receive (i) her earned but unpaid base salary and earned but unpaid annual bonus for any completed fiscal year; (ii) her prorated annual bonus for the fiscal year in which her employment is terminated; and (iii) severance payments totaling 50 percent, 100 percent or 200 percent of an amount equal to her then-current base salary, depending on the date of termination, payable in equal installments in accordance with customary payroll procedures during a 6-month, 12-month or 24-month period, respectively, commencing no later than 60 days following the date her employment is terminated, or until she accepts other employment, whichever is sooner.  If, on or following the occurrence of a “change of control,” the Company’s Board of Directors terminates Ms. Gove’s employment without “cause” or cancels an automatic extension of her employment term, or Ms. Gove resigns for “good reason”, Ms. Gove will be entitled to receive (i) her earned but unpaid base salary and earned but unpaid annual bonus for any completed fiscal year; (ii) her prorated annual bonus for the fiscal year in which her employment is terminated; and (iii) an amount equal to 200 percent of her then current total annual base salary, payable in equal installments in accordance with customary payroll procedures during a 24-month period, commencing no later than 60 days following the date her employment is terminated, or until she accepts other employment, whichever is sooner.  In each such case Ms. Gove is, at no cost to her, entitled to Company-paid health care continuation coverage premiums for herself and her dependents for up to two years following such termination of employment, depending on the date of termination, or until she accepts other employment, whichever is sooner.  If Ms. Gove’s employment is terminated following a “change of control,” the stock option shall become fully exercisable.  In the event of death or disability, Ms. Gove (or her beneficiary) will be entitled to receive a prorated annual bonus for the fiscal year in which her employment is terminated and Company-paid health care continuation coverage premiums for Ms. Gove and her dependents for one year following such termination of employment.  To receive these severance and post-termination benefits, Ms. Gove or her legal representative is required to execute a general release of claims against the Company and its affiliates.

Ms. Gove’s employment agreement also contains restrictive covenants which generally prohibit Ms. Gove from (i) disclosing the Company’s trade secrets and confidential information; or (ii) during her employment term and for the two-year period following termination of employment (a) soliciting on behalf of a competing business the Company’s customers, (b) soliciting the Company’s employees or (c) engaging in any competing business.

Mr. Corey

On September 29, 2009, Mr. Corey entered into a Confidentiality, Intellectual Property and Non-Compete Agreement (the “Non-Compete Agreement) with the Company.  As consideration for the promises set forth in the Non-Compete Agreement, upon termination of Mr. Corey’s employment without cause, he will be entitled to receive his annual base salary in effect upon termination in equal installments in accordance with customary payroll procedures during a 24-month period following the termination of his employment.

Base Salary

We believe base salaries are an essential element of a competitive compensation program to attract and retain qualified executives.  In 2009, we paid our NEOs that are subject to employment agreements in accordance with the terms of such employment agreements.

Annual Cash Bonus

We believe the payment of cash bonuses provides meaningful incentives, rewards performance that benefits the Company and is consistent with creation of stockholder value.  Our annual bonuses are designed to be earned and paid to our NEOs at the discretion of our Compensation Committee.  Any potential annual bonuses are based upon achievement of predetermined earnings before interest, taxes, depreciation and amortization (“EBITDA”), gross sales, margin and/or gross margin return on investment targets.  The Company’s Compensation Committee may exercise full discretion to award or withhold any and all annual bonus compensation without regard to attainment or non-attainment of relevant performance goals.

On January 28, 2009, the Compensation Committee of the Board of Directors approved a cash bonus plan for 2009 (the “2009 Bonus Plan”) for certain eligible officers of the Company, including our NEOs.  The purpose of our 2009 Bonus Plan was to assist us in attracting, retaining and motivating executive officers and key employees, and to reward them for assisting in the achievement of our operational and strategic goals during fiscal 2009.  Payments under our 2009 Bonus Plan, if any, were contingent upon our achievement of certain corporate objectives, as well as the employee’s continued employment with us on the date of payment.

Under the 2009 Bonus Plan, bonuses were tied to the achievement of specific earnings targets based on EBITDA.  The Company believes that Instruction 4 to Item 402(b) of Regulation S-K is applicable to the specific EBITDA targets because such disclosure would cause competitive harm to the Company as the financial targets involve confidential information related to the Company’s profit and strategic targets.

When the 2009 Bonus Plan was adopted, the Company believed that, while their has been an improvement in overall economic conditions, the  slow growth in the retail golf market coupled with the still recovering economy, would make it difficult for the executive officers to obtain the target bonus in fiscal 2009.

The Company achieved its target in the first and second quarters of fiscal 2009, but not in the third and fourth quarters or for fiscal 2009 overall.  Pursuant to our 2009 Bonus Plan, Mr. Hanaka received a bonus of $92,239, Ms. Gove received a bonus of $52,448 and Mr. Corey received a bonus of $15,767.

On November 11, 2009, the Compensation Committee of the Board of Directors approved a cash bonus plan for 2010 (the “2010 Bonus Plan”) for certain eligible officers of the Company.  The 2010 Bonus Plan is substantially similar to the 2009 Bonus Plan except that under the 2010 Bonus Plan bonuses are tied to the achievement of specific targets based on EBITDA, gross sales, margin and/or gross margin return on investment, rather than EBITDA alone as provided in the 2009 Bonus Plan.  Under the 2010 Bonus Plan, if the “threshold” levels are not achieved, none of the eligible officers will be entitled to a bonus.  If the “threshold” or “target” level is achieved, each eligible officer will be entitled to a cash bonus based on a percentage of such eligible officer’s base salary as follows:

Potential Annual Cash Bonus as a Percentage of 2010 Base Salary

Position	“Threshold”	“Target”
Chief Executive Officer	50%	100%

Chief Operating Officer	37.5%	75%

Chief Financial Officer	25%	50%

Senior Vice President	25%	50%

Vice President	17.5%	35%

Achievement of the targeted financial results produces an award pool sufficient to pay bonuses at these levels.  Actual award pools range as shown above, based on calculated performance and subject to adjustment by the Compensation Committee.  In the event that the

Company exceeds the “Target” level, each eligible officer will be eligible to receive a proportionate increase in his or her cash bonus.  Under the 2010 Bonus Plan, 30 percent of the cash bonus is earned and paid out based on the Company’s performance in each of the first and second half of the year, respectively.  The remaining 40 percent of the potential cash bonus is earned based upon the Company’s performance over the entire fiscal year and will be paid out in the first quarter of 2011.

Notwithstanding the foregoing, the Compensation Committee retains full discretion in any given fiscal year to grant additional bonuses and may decide to award or withhold an award for an individual based upon overall Company performance or upon such individuals’ personal performance during the year.

Stock-based Compensation

We believe stock-based compensation provides appropriate long-term incentives to our executives and other employees and aligns their interests with those of our other equity holders.  We grant stock-based compensation pursuant to our 2002 Incentive Stock Plan and 2006 Incentive Compensation Plan described below.  The Compensation Committee considers and grants options to our executives and employees at regularly scheduled meetings.  The exercise price of our options is set by our Compensation Committee and is generally equal to the closing price of our common stock on the date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information concerning equity awards as of January 2, 2010, for each NEO:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Hanaka	200,000	800,000	-	$ 2.32	6/13/18	-	$ -	-	$ -

Ms. Gove	40,000	160,000	-	2.50	9/29/18	-	-	-	-

	--	100,000	-	1.13	5/15/19	-	-	-	-

Mr. Corey	30,002	9,475	-	8.78	6/16/13	-	-	-	-

	4,000	6,000	-	6.26	8/20/17	-	-	-	-

	4,000	16,000	-	2.21	5/9/18	-	-	-	-

	--	30,000	-	1.45	5/7/19	-	-	-	-

(1)

The amounts set forth in this column reflect the number of shares underlying time-based options that are vested that were granted under the 2002 and 2006 Plans. Stock options issued under the 2006 Plan vest and become exercisable in a series of installments, with 20% on the first anniversary of the date of grant and the remaining portion in equal annual installments over the remaining four years.With the exception of the November 15, 2005 option grant, in which options issued vested immediately at the date of grant, options issued prior to the IPO under the 2002 Plan were initially subject to a seven-year vesting period based on the Company’s attainment of financial goals, with complete vesting upon the seventh anniversary of the grant date. In connection with the Company’s IPO, the vesting provisions for the aforementioned options were modified to accelerate vesting of the underlying stock options, such that the options vested and became exercisable in a series of installments, with 20% on the first anniversary of the date of grant and the remaining portion in equal annual installments over the remaining four years on the anniversary of the IPO, or June 15.

(2)	The amounts set forth in this column reflect the number of shares underlying time-based options that are not vested that were granted under the 2002 and 2006 Plans.

 GRANTS OF PLAN-BASED AWARDS

The following table contains information concerning all plan based awards for each NEO:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:	Exercise or Base	Grant Date Fair Value
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Price of Option Awards ($/Sh)	of Stock and Option Awards ($)(4)

Mr. Hanaka	01/04/09	(1)	300,000	600,000	(3)	-	-	-	-	-	$ -	$ -

Ms. Gove	05/15/09	(2)	-	-	-	-	-	-	-	100,000	1.13	73,030
	01/04/09	(1)	192,375	384,750	(3)	-	-	-	-	-	-	-

Mr. Corey	05/07/09	(2)	-	-	-	-	-	-	-	30,000	1.45	28,173
	01/04/09	(1)	53,750	107,500	(3)	-	-	-	-	-	-	-

(1)

The amounts set forth in these rows under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent the threshold, target and maximum bonus potential under the 2009 Bonus Plan.

(2)

The amounts set forth in these rows under the column “All Other Option Awards: Number of Securities Underlying Options” for each of the NEOs reflect the number of option awards issued under the 2006 Plan.

(3)

While the Company does not set “Maximum” bonus levels, in the event the Company exceeds its performance targets, each of the NEOs will be eligible to receive a proportionate increase in his or her cash bonus.

(4)

The grant date fair value is the value of awards granted in 2009 as determined in accordance with the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. See Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended January 2, 2010 for a discussion of the relevant assumptions.

Grants

Equity grants for employees and officers in fiscal 2009 were determined generally based on his or her position in the Company or pursuant to employment agreements described above.  These grants vest in 20 percent increments over five years, and no shares vest before the one-year anniversary of the grant.  We spread the vesting over a five-year period to compensate executives for their contributions over time.  From time to time, as we modified our capital structure in the past, we granted additional options to maintain ownership levels or to provide retention incentives for executives.

In fiscal 2009, as discussed above, Ms. Gove received stock-based compensation in the form of stock options pursuant to the terms of her employment agreement.  Mr. Corey received 30,000 stock options in fiscal 2009 based on his position as Senior Vice President — Marketing and Business Development.

In fiscal 2010, the Compensation Committee has approved an option grant matrix, establishing ranges for new-hire and renewal option grants for each level of employee within our Company eligible to receive stock-based compensation.  The equity matrix was established at levels recommended by management and reviewed by the Compensation Committee.  In evaluating management’s new-hire and renewal award recommendations for officer-level employees, and establishing appropriate ranges, the Compensation Committee utilized the Compensation Surveys and the Pay and Grading Study.  The matrix is reviewed for potential adjustments annually.

In the future, our Compensation Committee and Board of Directors may consider awarding additional or alternative forms of equity incentives, such as SARs, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other stock-based awards under our 2006 Incentive Compensation Plan.

Equity Compensation Arrangements

2002 Incentive Stock Plan

In 2002, we adopted our 2002 Incentive Stock Plan (the “2002 Plan”).  Under the 2002 Plan, certain employees, members of our Board of Directors and third-party consultants may be granted options to purchase shares of our common stock, stock appreciation rights (“SARs”) and restricted stock grants.  Options are exercisable and vest in accordance with each option agreement.  As of January 2, 2010, we had outstanding options to purchase 497,624 shares of our common stock under this plan.  Following the adoption of our 2006 Incentive Compensation Plan, we have not and do not intend to grant any more options under our 2002 Plan, although options previously granted under the 2002 Plan will remain outstanding and subject to its terms.

Options, stock grants and SARs granted under the 2002 Plan will accelerate and become fully vested in the event we are acquired or merge with another company.  In addition, our Board of Directors may, upon a change in control, cancel the options, stock grants or SARs, but only after providing the optionees or grantees with a reasonable period to exercise his or her options or SARs or take appropriate action to receive stock subject to any stock grants.  Under the 2002 Plan, our Board of Directors will not be permitted, without the adversely affected optionee’s or grantee’s prior written consent, to amend, modify or terminate our stock plan if the amendment, modification or termination would impair the rights of optionees or grantees.  The plan will terminate in 2012 unless terminated earlier by our Board of Directors.

2006 Incentive Compensation Plan

The Board of Directors adopted the 2006 Incentive Compensation Plan effective June 16, 2006 which plan was amended on March 3, 2009 (as amended, the “2006 Plan”).  Under the 2006 Plan, we may issue or grant up to 3,300,000 options to purchase shares of our common stock, SARs and restricted stock grants or performance units to employees, members of our Board of Directors and third-party consultants.  The exercise price of options granted is equal to the common stock share price on the date granted.  As of January 2, 2010, we had outstanding options to purchase 2,487,510 shares of our common stock under the 2006 Plan.

The Compensation Committee administers the 2006 Plan and may provide for the payment of dividend equivalents with respect to shares of common stock subject to an award.  The Board of Directors may, subject to any legal limitations, exercise any powers or duties of the Compensation Committee concerning the 2006 Plan.  The Compensation Committee will select eligible employees, directors and/or consultants of us and our subsidiaries or affiliates to receive options or other awards under the 2006 Plan and will determine the number of shares of common stock covered by those options or other awards, the terms under which options or other awards may be exercised.  The Compensation Committee is authorized to interpret the 2006 Plan and awards and to accelerate the vesting or exercisability of awards subject to the limitations of the 2006 Plan.  Holders of options, SARs, unvested restricted stock and other awards may not transfer those awards, unless they die or, except in the case of incentive stock options, the Compensation Committee determines otherwise.

If we undergo a change of control, the Compensation Committee may adjust outstanding awards by substituting stock or other securities of any successor or another party to the change of control transaction, or cash out outstanding options, SARs and other awards, in any such case, generally based on the consideration received by our stockholders in the transaction.

Subject to particular limitations specified in the 2006 Plan, the Board of Directors may amend or terminate the 2006 Plan, and the Compensation Committee may amend awards outstanding under the 2006 Plan.  The 2006 Plan will continue in effect until all shares of the common stock available under the 2006 Plan are delivered and all restrictions on those shares have lapsed, unless the 2006 Plan is terminated earlier by the Board of Directors.

Perquisites and Other Personal Benefits

The Company maintains a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans.  Benefits include:

•                                        Medical and dental insurance and cafeteria plan: Our medical and dental insurance and cafeteria plan is administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended. The plan includes medical and dental insurance, medical and dependent care reimbursement plans.

•                                        401(k) plan: Until April 1, 2009, pursuant to our 401(k) plan we matched 50% up to the first 6% of an employee’s contribution.  The 401(k) Committee modified the plan effective April 1, 2009 such that our matching contribution, if any, will be discretionary upon achievement of financial EBITDA targets, such that if we do not achieve our financial plan, we will not match the employee’s contribution.  If we achieve our base plan we will match 25% up to the first 6% of an employee’s contribution.  If we exceed our base plan we may match up to a maximum of 50% of the first 6% of an employee’s contribution.  401(k) contributions from highly compensated employees are currently limited to a maximum of 5% of compensation, subject to statutory limits.  The 401(k) was modified to better align employee’s compensation with overall corporate performance.

•                                      Life insurance and accidental death and dismemberment insurance: Pursuant to our Life Insurance and Accidental Death and Dismemberment Insurance plans we pay the premium on a $10,000 term life insurance policy and a $10,000 accidental death and dismemberment insurance policy.

Severance Benefits

Certain of the Company’s executive officers have entered into a Confidentiality, Intellectual Property and Non-Compete Agreement with the Company.  As consideration for the promises set forth in such agreement, upon termination of such executive officers employment without cause, he or she will be entitled to receive his or her annual base salary in effect upon termination in equal installments in accordance with customary payroll procedures during a 24-month period following the termination of his or her employment.

The Company has adopted a severance plan (the “Severance Plan”) that provides severance benefits to our employees that do not have employment agreements or severance agreements with us, should their employment with us be terminated without cause and unrelated to a sale of a division or subsidiary, or as otherwise determined by the severance committee (consisting of human resources personnel and management), whereby the employee is entitled to an amount calculated based upon current position, salary and length of service.  Unless otherwise stipulated in any employment agreement, our executive officers are entitled, after completion of 90 days of service, to 52 weeks of severance pay at their base salary if their employment services are terminated without cause at any time.  Employees at various levels in the Company, after completion of one year of service, are eligible to between two weeks and six months of severance pay at their base salary based on tenure.

Payments Upon Change of Control

Except for Mr. Hanaka and Ms. Gove as outlined in their respective employment agreements and those executive officers subject to the Confidentiality, Intellectual Property and Non-Compete Agreement described above, our executive officers do not have individual agreements that affect the amount paid or benefits provided following termination or change in control.  In the event of a change of control, our executive officers do not receive any severance benefits under the Severance Plan unless they are involuntarily terminated or had no reasonable opportunity to continue to work for the purchaser or acquirer of the organization.  See Severance Benefits, above.

Tax Consequences of Compensation

Our annual tax aggregate deductions for each NEO’s compensation are potentially limited by Section 162(m) of the Internal Revenue Code (the “Code”) to the extent the aggregate amount paid to an executive officer exceeds $1.0 million per year, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions provided under Section 162(m) of the Code.  At our current NEO compensation levels, we do not presently anticipate that Section 162(m) of the Code should be applicable, and accordingly, our Compensation Committee did not consider its impact in determining compensation levels for our NEOs in fiscal 2008.

DIRECTOR COMPENSATION

The following table summarizes compensation paid to directors during 2009.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Robert E. Allen	$81,695	$18,300	$—	$—	$—	$—	$99,995

Roberto Buaron	—	—	—	—	—	—	—

Thomas Berglund	—	—	—	—	—	—	—

Glenda Chamberlain	76,445	18,300	—	—	—	—	94,745

James Grover	—	—	—	—	—	—	—

Thomas G. Hardy	69,945	18,300	—	—	—	—	88,245

Marvin E. Lesser	88,445	18,300	—	—	—	—	106,745

James Long	—	—	—	—	—	—	—

Emilio S. Pedroni	—	—	—	—	—	—	—

Noel Wilens (3)	—	—	—	—	—	—	—

(1)	Represents annual retainer, board meeting attendance fees and other fees paid pursuant to the Non-Employee Director Compensation Plan.

(2)

Represents deferred stock units (“DSUs”) granted in fiscal 2008 under the Non-Employee Director Compensation Plan. Amounts shown do not reflect compensation actually received by the directors, but represent the calculated fair values as determined based on the closing stock price on the date of grant.

(3)	Mr. Wilens served as a director until the date of our 2009 Annual Meeting.

The Board of Directors has adopted a Non-Employee Director Compensation Plan (the “Director Compensation Plan”) under which it compensates directors that are not employees of the Company or First Atlantic Capital, Ltd. Directors who are employees of either the Company or First Atlantic Capital, Ltd. may be reimbursed for their business related expenses, but are not otherwise compensated for service as directors.

The Director Compensation Plan provides for a non-executive Chairman of the Board to receive an annual retainer in the amount of $135,000 for services and attendance at meetings of the Board of Directors and an annual grant of deferred stock units in the amount of $100,000 to be issued following the Company’s Annual Meeting each year.  Our current Chairman of the Board, Mr. Hanaka, is compensated pursuant to his employment agreement and not pursuant to the Director Compensation Plan.

Effective May 19, 2009, the Director Compensation Plan also provided a $76,000 annual retainer for each non-employee director, as well as an annual retainer of $15,000 for the chair of the Audit Committee, and $5,000 annual retainers for the non-employee chairs of other standing committees.  Directors are paid a fee of $1,500 for each board meeting or equivalent time for director related special services performed outside of board or committee meetings as approved by the Chairman of the Board of Directors, and $1,000 for each committee meeting that they attend.  Additionally, directors are reimbursed for any out-of-pocket expenses.  The plan also authorizes an annual grant of deferred stock units in the amount of $18,300 to be issued to directors following the Company’s Annual Meeting each year.

SECURITY OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND OWNERS
OF MORE THAN FIVE PERCENT OF OUR COMMON STOCK

The following table sets forth, as of March 26, 2010, the beneficial ownership of the Company’s common stock by each of the NEOs and directors named in this Proxy Statement, and all of our directors and officers as a group, and all other beneficial owners of more than 5 percent of our outstanding common stock.  Each beneficial owner has sole voting and investment power of the shares, except as noted.

Security Ownership of Directors and Officers and 5% Holders

Name (1)		Common Shares Owned		Vested Common Share Rights		Total Common Share Rights	Percent of Class Owned
Directors and Executive Officers
Robert E. Allen		60,000		29,260	(8)	89,260	*
Thomas Berglund	(2)	1,500		-		1,500	*
Roberto Buaron	(2)	9,468,558	(5)	-		9,468,558	55.4%
Glenda Chamberlain		-		41,003	(8)	41,003	*
Matthew Corey		15,605		38,002		53,607	*
Sue E. Gove		68,733		40,000		108,733	*
James Grover	(2)	2,000		-		2,000	*
Martin Hanaka		143,209		361,378	(8)	504,587	3.0%
Thomas G. Hardy		3,325		41,679	(8)	45,004	*
Marvin E. Lesser		3,500		41,679	(8)	45,179	*
James Long	(2)	44,500		-		44,500	*
Emilio Pedroni		-		-		-	*
All Directors and Officers as a group (18 persons)		9,825,265		680,802		10,506,067	61.4%

5% Holders
Atlantic Equity Partners III, L.P.	(2)	9,457,558	(7)	—	9,457,558	55.3%
Austin W. Marxe and David M. Greenhouse	(4)	1,804,280		—	1,804,280	10.8%
NWQ Investment Management Company, LLC	(3)	1,585,186		—	1,585,186	9.3%
Carl Paul		1,523,140	(6)	—	1,523,140	8.9%
Franklin Paul		1,523,140	(6)	—	1,523,140	8.9%

*	Represents less than 1%.

(1)	Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 11000 North I H 35, Austin, TX 78753.

(2)	The address for these beneficial owners is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, NY 10022.

(3)	The address for these beneficial owners is 75 State Street, Boston, MA 02109.

(4)	The address for these beneficial owners is 40 East 52nd Street, New York, NY 10022.

(5)

Consists of 7,934,418 shares owned by Atlantic Equity Partners III, L.P. Mr. Buaron is the sole member of Buaron Capital Corporation III, LLC. Buaron Capital Corporation III, LLC is the managing member of Atlantic Equity Associates III, LLC. Atlantic Equity Associates III, LLC is the sole general partner of Atlantic Equity Associates III, L.P., which is the sole general partner of Atlantic Equity Partners III, L.P. and, as such, exercises voting and investment power over shares of capital stock owned by Atlantic Equity Partners III, L.P., including shares of our common stock. Mr. Buaron, as the sole member of Buaron Capital Corporation III, LLC has voting and investment power over, and may be deemed to beneficially own, the shares of our common stock owned by Atlantic Equity Partners III, L.P. Includes 1,523,140 shares owned by Carl and Franklin Paul which Atlantic Equity Partners III, L.P. that may be deemed to beneficially own by virtue of the stockholders agreement described in footnote (1). Mr. Buaron disclaims beneficial ownership of the shares owned by Carl and Franklin Paul and, except to the extent of his pecuniary interest therein, the shares held by Atlantic Equity Partners III, L.P.This number also includes 11,000 shares of Common Stock that Mr. Buaron directly holds.

(6)

Consists of 992,206 shares owned by Carl Paul and 530,934 shares owned by Franklin Paul. Does not include 7,934,413 shares owned by Atlantic Equity Partners III, L.P. that are subject to the stockholders agreement described in footnote 5.

(7)

Consists of 7,934,418 shares owned by Atlantic Equity Partners III, L.P. Includes 1,523,140 shares owned by Carl and Franklin Paul that are subject to a stockholders agreement pursuant to which Carl and Franklin Paul have agreed to vote such shares in favor of nominees to our board of directors proposed by Atlantic Equity Partners III, L.P. As a result of this arrangement, Atlantic Equity Partners III, L.P. may be deemed to be the beneficial owner of the shares held by Carl and Franklin Paul. Atlantic Equity Partners III, L.P. disclaims beneficial ownership of these shares. As described in footnote 5 below, Roberto Buaron, one of our directors, has voting and investment power over the shares of our common stock of owned by Atlantic Equity Partners III, L.P.

(8)	Represents Deferred Stock Units granted under the Non-Employee Director Compensation Plan that are fully vested, but are exercisable only upon completion of Board service.

CERTAIN TRANSACTIONS

It is our policy not to participate in material related-party transactions with officers, directors, controlling persons and other insiders.  Pursuant to the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees and Code of Ethics for Senior Executive and Financial Officers adopted on June 12, 2006 (each, the “Code”), directors, officers and employees must report, in person or in writing, any known or suspected violations of laws, governmental regulations or the Code, to Human Resources, the General Counsel or a member of the Audit Committee.  Additionally, directors, officers, and employees may contact Human Resources or the General Counsel with a question or concern about the Code or a business practice.  Upon receipt of a complaint under the Code, we will investigate the complaint and will involve agencies and resources outside of the Company if and/or when such outside involvement appears advisable or necessary.

If it is determined that a director, officer or employee of the Company has violated the Code, we will take appropriate action including, but not limited to, disciplinary action, up to and including termination of employment.  Such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code.  In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was intentional or inadvertent, the extent of the likely damage to the Company and its stockholders resulting from the violation and whether the individual has committed previous violations of this Code or other corporate policy concerning ethical behavior.  The Board of Directors shall provide a written notice to the individual involved in the violation stating that the Board of Directors or such designee has determined that there has been a violation and indicating the action to be taken by the Board of Directors against the individual.

Management Consulting Agreement

In connection with our acquisition by Atlantic Equity Partners in October 2002, we entered into a management consulting agreement with First Atlantic Capital, pursuant to which First Atlantic Capital agreed to advise us on management matters.  We terminated the management consulting agreement upon the closing of our initial public offering in June 2006, but retained an obligation to reimburse First Atlantic Capital for expenses incurred in connection with meetings between representatives of First Atlantic Capital and us in connection with First Atlantic Capital’s investment in us for so long as First Atlantic Capital holds at least 20% of our outstanding shares of common stock, but will not otherwise pay any fees under the Agreement.  We reimbursed First Atlantic Capital in 2009 for expenses incurred in the amount of $14,415.

Management Rights Agreement

Effective June 2006, we entered into a management rights agreement with Atlantic Equity Partners.  Pursuant to the management rights agreement, in the event that we are not, or we cease to be, a “controlled company” because Atlantic Equity Partners does not beneficially own, on its own or as part of a group, more than 50% of our outstanding common stock, and we are required by Nasdaq regulations to have a majority of independent directors on our Board of Directors, to the extent necessary, the Board of Directors will simultaneously be reduced or increased, as the case may be, in size to nine directors.  This reduction or increase would be effective immediately following the first annual or special meeting of our stockholders at which directors are to be elected (a “Director Election”) or effective immediately upon board action by written consent.  The Board of Directors shall remain at this size until the first Director Election after the date on which Atlantic Equity Partners holds less than 15% of our outstanding common stock.

For so long as Atlantic Equity Partners continues to hold 25% or more of our outstanding common stock, it shall retain the right to designate three nominees for election to our Board of Directors, subject to compliance with Nasdaq regulations.  If Atlantic Equity Partners continues to hold (1) less than 25% but at least 15% of our outstanding common stock, it will retain the right to designate two director nominees, and (2) less than 15% but at least 10% of our outstanding common stock, it will retain the right to designate one director nominee, and in each case, Atlantic Equity Partners will cause such number of directors nominated by Atlantic Equity Partners to resign as would be necessary to make the number of remaining directors correspond with Atlantic Equity Partners’ designation rights unless our Board of Directors decides that any such directors should continue to serve on our Board of Directors.  Once Atlantic Equity Partners holds less than 10% of our outstanding common stock, it shall have no right to designate directors.  Pursuant to the management rights agreement, for so long as Atlantic Equity Partners owns any shares of our common stock, Atlantic Equity Partners shall have the right to nominate a non-voting observer to attend board or committee meetings of us and our subsidiaries, subject to such observer signing a confidentiality undertaking with us.

To the extent permitted by applicable law, Atlantic Equity Partners will have the right to include in any committee of our Board of Directors, or the Board of Directors or any committee of the Board of Directors of any of our subsidiaries, a number of directors equal to or greater than the proportion of directors nominated by Atlantic Equity Partners to our Board of Directors at that time.

Indemnification Agreements and Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers and have purchased directors’ and officers’ liability insurance, appropriate for a public company.  The indemnification agreements and our amended certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

MISCELLANEOUS

Voting on Other Matters

Management is not aware of any other business to be transacted at the Annual Meeting.  The Company’s Amended and Restated Bylaws outline procedures, including minimum notice provisions, for stockholder nomination of directors and submission of other stockholder business to be transacted before the meeting.  If any stockholder proposals or other business to be transacted properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

Proposal of Stockholders for the 2011 Annual Meeting

Any stockholder who intends to present a proposal at the annual meeting in the year 2011 (the “2011 Annual Meeting”) must deliver the proposal to the Secretary at 11000 N.  IH-35, Austin, Texas 78753:

•                not less than 120 calendar days before the date that the Company’s proxy statement is released to stockholders in connection with the 2011 Annual Meeting, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•                not earlier than 120 calendar days and not later than the close of business on the 90th calendar day prior to the first anniversary of the 2010 Annual Meeting, if the proposal is submitted pursuant to the Company’s Amended and Restated Bylaws, in which case we are not required to include the proposal in our proxy materials.

The Company is not required to include in its proxy statement and form of proxy a stockholder proposal that fails to meet the requirements for stockholders set forth in its Amended and Restated Bylaws and/or established by the regulations of the SEC.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock (“Section 16 Persons”) to file reports of ownership and changes in ownership in the Company’s Common Stock with the SEC and Nasdaq.  Based on the Company’s records and other information, the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with, except: (i) an untimely filing by Mr. Corey of a purchase of 2,000 shares on June 16, 2006 not filed until March 3, 2009; (ii) an untimely filing by Ms. Gove of an acquisition of 100,000 options to purchase shares on May 15, 2009 not filed until May 20, 2009 and (iii) an untimely filing by Mr. Marxe and Mr. Greenhouse of a purchase of 4,700 shares on May 22, 2009 not filed until May 27, 2009.

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Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope or follow the alternate voting procedures described on the proxy.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0164IB 1 U P X + Annual Meeting Proxy Card . + Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain 2. The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 1, 2011. 4. To consider and transact such other business as may properly come before the meeting or any adjournments thereof. For Against Abstain 3. The approval of an amendment of the Corporation’s restated certificate of incorporation to decrease the total number of authorized shares of common stock of the Corporation from 100,000,000 to 25,000,000 shares. 01 02 03 04 05 06 07 08 09 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Golfsmith International Holdings, Inc. 01 - Robert Allen 02 - Martin Hanaka 03 - Roberto Buaron 04 - Thomas G. Hardy 05 - Thomas Berglund 06 - Marvin E. Lesser 07 - Glenda Chamberlain 08 - James Long 09 - James Grover 10 - Emilio Pedroni Change of Address — Please print new address below. Comments — Please print your comments below. 10 [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 4, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/GOLF • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. Annual Meeting of Stockholders Tuesday, May 4, 2010 This Proxy is solicited by the Board of Directors of Golfsmith International Holdings, Inc. for use at the Annual Meeting on May 4, 2010. By signing this proxy, you revoke all prior proxies and appoint Martin Hanaka, Sue Gove and Ron Dekelbaum, and each of them, with each having the full power to appoint his or her substitute, to represent and to vote all the shares of Common Stock of Golfsmith International Holdings, Inc. you held in your account on March 26, 2010, at the Annual Meeting of Stockholders of Golfsmith International Holdings, Inc., and any adjournment or postponement of such meeting, in the matter specified on this proxy. In their discretion, Mr. Hanaka, Ms. Gove and Mr. Dekelbaum are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued on the reverse side. Proxy — Golfsmith International Holdings, Inc. YOUR VOTE IS IMPORTANT Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares are represented at the Annual Meeting. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]